Exhibit 10.2

                                  AMENDMENT TO

                            STOCK PURCHASE AGREEMENT


                  THIS AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of July 15, 1997, by and between DOCTORS HEALTH SYSTEM, INC., a Maryland corporation (the "Company") and THE BEACON GROUP III--FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon").

                  WHEREAS, the parties have entered into a Preferred Stock Purchase Agreement dated July 7, 1997 (the "Purchase Agreement"); and

                  WHEREAS, the parties desire to amend the Purchase Agreement;

                  ACCORDINGLY, the parties hereto hereby agree as follows:

                  1. The last sentence of Section 2.3 of the Purchase Agreement is hereby deleted and the following is inserted in lieu thereof:

"2.3. Capitalization. (a) The Company is authorized to issue 20,700,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 29,050,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), 1,000,000 shares of Series A Convertible Preferred Stock, par value $5.00 per share (the "Series A Preferred Stock"), 355,556 shares of Series B Convertible Preferred Stock, par value $11.25 per share (the "Series B Preferred Stock"), 1,500,000 shares of Series C Convertible Preferred Stock, par value $17.50 per share (the "Series C Preferred Stock"), and 1,000,000 shares of Preferred Stock. Upon the filing of and acceptance of the Restated Articles with the Department of Assessments and Taxation of the State of Maryland, the Company will be authorized to issue 20,700,000 shares of Class A Common Stock; 10,000,000 shares of Class B Common Stock; 29,050,000 shares of Class C Common Stock; 1,000,000 shares of Series A Preferred Stock; 438,068 shares of Series B Preferred Stock; 1,500,000 shares of Series C Preferred Stock; and 5,750,000 shares of Series D Preferred Stock (any combination of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock may be referred to herein as "Preferred Stock"). Immediately following the Closing, 810,000 shares of Class A Common Stock will be issued and outstanding, 2,634,448 shares of Class B Common Stock will be issued and outstanding, no shares of Class C Common Stock will have been issued and no such shares will be outstanding, 1,000,000 shares of Series A Preferred Stock will be issued and outstanding, 438,068 shares of Series B Preferred Stock will be issued and outstanding, 571,428 shares of Series C Preferred Stock will be issued and outstanding, and 2,000,000 shares of Series D Preferred Stock will be issued and outstanding as of the Closing. Three Million shares of Series D Preferred Stock will be issued and outstanding as of the Subsequent Closing (as defined in Section 9(a))."

                  2. Section 2.3(c) of the Purchase Agreement is hereby amended by deleting Section 2.3(c) and inserting in lieu thereof:


                           "(c)     The shares of Class C Common Stock issuable
upon conversion of the Series D Preferred Stock issued to Beacon on the date of the Closing under this Agreement represent (assuming 3,000,000 shares of Series D Preferred Stock outstanding), in the aggregate, 28.7% of the outstanding Common Stock of the Company on the date of the Closing on a fully diluted basis (assuming for purposes of calculating full dilution,
all securities  convertible into, or exchangeable or exercisable   for,   shares
of  Common  Stock   (collectively,   "Common  Stock Equivalents") as having been
converted, exchanged, or exercised) and the voting power of such issued shares will represent, in the aggregate, 28.7% of the total number of votes able to be cast on any matter by all voting securities of the Company (other than any matter the holders of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are entitled by law or pursuant to the Restated Articles to vote on as a separate class and any matter to be voted on by the holders of shares of Series D Preferred Stock as a separate class) on the date of the Closing on a fully diluted basis (treating, for purposes of calculating full dilution, all Common Stock Equivalents as having been converted, exchanged, or exercised)."




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                  IN WITNESS  WHEREOF,  the parties have executed this Amendment to Stock Purchase Agreement as of the date and year first above written.

                           DOCTORS HEALTH SYSTEM, INC.



                          By:__________________________
                             Stewart B. Gold, President


                          THE BEACON GROUP III--FOCUS
                          VALUE FUND, L.P.


                          By: Beacon Focus Value Investors, L.L.C.
                          By: Focus Value, GP, Inc.



                          By:__________________________
                             Eric R. Wilkinson,
                             Managing Director